               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our report dated February 8, 2002, relating to the financial statements of Autoexotica International, Ltd. and to all references to our Firm included in or made a part of this Amendment No. 2 to the Form SB-2 Registration Statement and to the reference to our Firm under the caption "Experts" in each Prospectus.

                                                ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
July 25, 2002